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EXHIBIT 10.29

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is entered into effective as of the 25th day of September 2001, by and between James Rudis, an individual with his principal residence in the state of New York (hereinafter referred to as "Debtor"), and Overhill Corporation, a Nevada Corporation with its principal place of business at 4800 Broadway, Suite A, Addison, Texas 75001(hereinafter "OVH").

         WHEREAS, Debtor and OVH have entered into that certain Promissory Note of even date herewith, pursuant to which Debtor has exercised options to purchase Two Hundred Seventy Six Thousand Five Hundred (276,500) shares of OVH Common Stock. Payment of the purchase price of Two Hundred Seven Thousand Three Hundred Seventy Five Dollars ($207,375) for said stock is to be made pursuant to that certain Promissory Note of even date herewith.

         WHEREAS, as of the date of execution of the Promissory Note and this Security Agreement ("Effective Date"), Debtor shall obtain full and complete ownership of aforementioned stock for all purposes relating thereto, including all shareholder voting rights and rights to receive dividends.

         WHEREAS, Debtor and OVH hereby agree recourse by OVH as to any obligations of Debtor arising pursuant to the Promissory Note shall not be recourse as to any shares of stock purchased and paid for, and shall be recourse only as to those shares of stock for which options have been exercised, but not paid for. OVH shall have no recourse as to shares purchased and paid for pursuant to the terms herein described.

         NOW THEREFORE, the undersigned Debtor hereby grants to OVH, a security interest in any shares of OVH Common Stock purchased by Debtor with the proceeds of that certain Promissory Note of even date herewith, subject to all applicable conditions contained herein:

         The undersigned Debtor hereby grants to the above named Secured Party a Security Interest, under the Uniform Commercial Code, in the following described property (hereinafter referred to as "Collateral") subject to all applicable conditions contained herein and including all proceeds, products and accessions thereto:

         1. All shares of OVH Common Stock for which Debtor has exercised options remitting payment therefore with the proceeds of that certain Promissory Note of even date herewith, being Two Hundred Seventy Six Thousand Five Hundred (276,500) shares of Overhill Corporation common stock

DEBTOR WARRANTS, REPRESENTS, AND AGREES:

         1. The Debtor will not allow the Collateral to be the subject of any other security interest from and after the date of the execution hereof without the express written consent of the Secured Party.



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         2. The Debtor has all requisite authority to execute this Agreement and grant the security interest created hereby.

         3. The execution hereof and performance hereunder by the Debtor shall not constitute a breach or violation by Debtor under any other agreement to which Debtor is a party.

         4. Debtor has or shall acquire in a contemporaneous transaction unencumbered title to the assets pledged hereunder. The security interest created hereby shall be a FIRST priority lien position.

SECURED OBLIGATION:

         This Security Interest will secure the payment of that certain Promissory Note of even date herewith, executed by the Debtor as Maker thereof and payable to the order of the Secured Party, for the payment of the aggregate principal amount of Two Hundred Seven Thousand Three Hundred Seventy Five Dollars ($207,375) plus interest, plus all other obligations of Debtor pursuant to this Agreement, specifically including attorney's fees and collection costs, subject to the terms and conditions as outlined therein.

PARTIAL RELEASE OF SECURITY INTEREST:

         The purchase price for the Two Hundred Seventy Six Thousand Five Hundred (276,500) shares of OVH common stock, as provided in the Stock Option Agreement, is Two Hundred Seven Thousand Three Hundred Seventy Five Dollars ($207,375), constituting a price per share of ($0.75). Upon payment of any amount made pursuant to the Note, which is credited toward the Principal Balance thereof as a Principal Reduction. Debtor shall have been deemed to pay for one share of OVH common stock for each ($0.75) so paid. In the event of default, OVH's recourse, pursuant to this Security Agreement shall only be to the number of shares for which payment has not been made, to be calculated by dividing the Principal Amount outstanding under the Note by ($0.75) for each share.

EVENT OF DEFAULT:

         The occurrence of any of the following events shall constitute a
Default:

         1. Failure of Debtor, or of any co-maker, endorser, surety or guarantor to pay when due, by acceleration or otherwise, any amount payable under the Promissory Note;

         2. Failure to perform any agreement of Debtor contained herein as relating to this Agreement, or that certain Promissory Note of even date herewith;

         3. Debtor becomes insolvent or unable to pay his debts as they mature or any proceeding is commenced by or against Debtor alleging that he is insolvent or unable to pay his debts as they mature;

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         Whenever a Default shall exist, OVH may, at its option but only after providing Debtor ten (10) days written notice, declare all or any part of the unpaid balance under the Promissory Note immediately due and payable.

         If any notification of intended disposition of any of Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Debtor at the address shown on the first page of this Security Agreement.

         OVH shall have the authority, but shall not be obligated to:

         1. Place upon the collateral or OVH's books and records relating to the shares covered by OVH's security interest granted hereby a notation or legend stating that such shares are subject to OVH's security interest held by OVH.

         2. After any default and upon ten (10) days written notice, and take possession of the Collateral for the satisfaction of the outstanding obligations under the Promissory Note.

         3. After any default and upon ten (10) days written notice, in the name of the Debtor or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

         4. After any default and upon ten (10) days written notice, take any action which OVH may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Debtor any checks, drafts, stock powers, notes or other instruments or documents necessary to sell transfer, convey or dispose of the Collateral.

GENERAL TERMS AND CONDITIONS:

         1. Debtor will keep accurate books, records and accounts with respect to the Collateral and will make the same available to the Secured Party at its request for examination and inspection; and will make and render to the Secured Party such reports, accountings and statements as the Secured Party from time to time may request with respect to the Collateral.

         2. Debtor has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the Security Interest created hereby Debtor has full power and authority to execute this Security Agreement, to perform Debtor's obligations hereunder, and to subject the Collateral to the Security interest created hereby.

         3. Debtor shall pay and discharge all taxes assessed or levied on the Collateral.

         4. Debtor will at any time or times hereafter execute such financing statements and other instruments and perform such acts as OVH may request to establish and maintain a valid security interest in the Collateral, and will pay all costs of filing and recording, or, when legally permissible, Debtor authorizes OVH to execute and file on

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         Debtor's behalf a financing statement or statements in those public offices deemed necessary by OVH to protect its security interest in the Collateral. Debtor shall pay all expenses, and upon request, take any action reasonably deemed advisable by Secured Party to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate and/or enforce the Secured Party's Interest in it or rights under this Agreement.

         5. Upon Default by Debtor in any of the preceding warranties, representations and agreements, OVH at its option may pay and discharge any taxes, liens and encumbrances on the Collateral. All sums so advanced or paid by OVH shaft be payable to Debtor on demand with interest at the rate allowed by law and shall be a part of the outstanding obligations under the Promissory Note.

         In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, and unenforceability shall not affect any other provision of this Agreement

         The singular when used herein shall include the plural and the meaning of words shall apply to masculine and feminine as is appropriate. The internal laws of the State of Nevada as pre-empted by federal law govern the validity, construction, and enforcement of this Agreement. All terms not otherwise defined have the meanings assigned to them by the Uniform Commercial Code. Invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions.

         A carbon, photographic or other reproduction of this Security Agreement is sufficient as a financing statement, except where prohibited by law.

         This Security Agreement or any other similar document may be filed by OVH with any State or County agencies where the filing of security instruments is allowed.

         Upon actual receipt of the final payment of the Secured Indebtedness, OVH hereunder agrees execute any written memorandum as required by the Debtor hereunder to release and extinguish the security interest created hereby.

         EXECUTED effective as of the day first above written.

Debtor

-------------------------------
James Rudis

Secured Party:

Overhill Corporation

-------------------------------
By:  James Rudis
Its:  President

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                             *********************

STATE OF TEXAS            ss.
                          ss.
COUNTY OF DALLAS          ss.

         On this ____ day of ___________, 2001, before me, the undersigned notary public, personally appeared James Rudis, Debtor herein, who is an individual, known to me or proven to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         SUBSCRIBED AND SWORN to before me on the date first written above.

                              --------------------------------------------------
                              Notary Public in and for the State of ____________

                              *********************

STATE OF _____________    ss.
                          ss.
COUNTY OF_____________    ss.

         On this ____ day of __________________, 2001, before me, the undersigned notary public, personally appeared James Rudis, President of Overhill Corporation, Secured Party herein, known to me, or proven to me to be the person whose names is subscribed to the foregoing instrument and he acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         SUBSCRIBED AND SWORN to before me on the date first written above.

                              --------------------------------------------------
                              Notary public in and for the State of ____________

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